Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference into this Current Report on Form 8-K/A of Renasant Corporation of our report dated March 29, 2018, relating to the consolidated financial statements of Brand Group Holdings, Inc. and subsidiaries as of and for the year ended December 31, 2017, included in the Registration Statement on Form S-4 of Renasant Corporation (File No. 333-225395) filed by Renasant Corporation with the Securities and Exchange Commission on June 1, 2018.

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia
November 16, 2018